Exhibit 10.1

FORM OF RESTRICTED STOCK AWARD AGREEMENT

This Restricted Stock Award Agreement (the “Agreement”) is made, effective as of the 17th day of February, 2009 (the “Grant Date”), by and between Max Capital Group Ltd. (the “Company”) and W. Marston Becker (the “Grantee”).

RECITALS:

WHEREAS, the Company has adopted the Max Capital Group Ltd. 2008 Stock Incentive Plan (the “Plan”) pursuant to which awards of restricted common shares of the Company (“Common Shares”) may be granted; and

WHEREAS, the Committee has determined that it is in the best interests of the Company and its shareholders to grant the award of restricted Common Shares provided for herein (the “Restricted Stock Award”) to the Grantee in recognition of the Grantee’s services to the Company, such grant to be subject to the terms set forth herein.

NOW, THEREFORE, in consideration for the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.	Grant of Restricted Stock Award. Pursuant to Section 9 of the Plan, the Company hereby issues to the Grantee on the Grant Date a Restricted Stock Award consisting of, in the aggregate, 33,333 Common Shares in the capital of the Company (hereinafter called the “Restricted Stock”).

2.	Incorporation by Reference. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Committee shall have the authority to interpret and construe the Plan and this Agreement and to make any and all determinations thereunder, and its decision shall be binding and conclusive upon the Grantee and his legal representative in respect of any questions arising under the Plan or this Agreement.

3.	Restrictions. Except as provided in the Plan or this Agreement, the restrictions on the Restricted Stock are that they will be forfeited by the Grantee and all of the Grantee’s rights to such shares shall immediately terminate without any payment or consideration by the Company, in the event of any sale, assignment, transfer, hypothecation, pledge or other alienation of such Restricted Stock made or attempted, whether voluntary or involuntary, and if involuntary whether by process of law in any civil or criminal suit, action or proceeding, whether in the nature of an insolvency or bankruptcy proceeding or otherwise, without the written consent of the Board.

4.	Vesting.

(a)	The restrictions described in Section 3 of this Agreement will lapse with respect to 50% of the Restricted Stock on January 1, 2010; provided, that, the book value of the underlying Common Shares on December 31, 2009 is at least 12.5% greater than the book value of such Common Shares on December 31, 2008 (the book value of Common Shares on December 31, 2008 calculated by dividing Total Shareholders’ Equity by Common Shares Issued and Outstanding shall be referred to herein as “Baseline 1,” and the amount which is 12.5% greater than Baseline 1 shall be referred to herein as “Baseline 2”); provided, further that, the Grantee is employed by the Company on the relevant vesting date (“Tranche 1”).

(b)	The restrictions described in Section 3 of this Agreement will lapse with respect to 50% of the Restricted Stock on January 1, 2011, provided, that, the book value of the underlying Common Shares on December 31, 2010 is at least 12.5% greater than Baseline 2 (such amount, “Baseline 3” and such Restricted Stock, “Tranche 2”); provided, further that, the Grantee is employed by the Company on the relevant vesting date. If Tranche 1 does not vest on January 1, 2010, but Baseline 3 is at least 25% greater than Baseline 1, then Tranche 1 and Tranche 2 shall vest as of January 1, 2011; provided, that, the Grantee is employed by the Company on the relevant vesting date. For the avoidance of doubt, if any tranche of Restricted Stock is unvested as of January 1, 2011, such tranche shall automatically be forfeited by the Grantee without any payment or consideration by the Company.

(c)	Notwithstanding the foregoing, if on or prior to January 1, 2011, the Grantee’s employment with the Company is terminated: (i) by the Company without Cause (as defined in the Employment Agreement between the Company and W. Marston Becker effective November 13, 2006, as may be amended from time to time (the “Employment Agreement”)), (ii) by the Grantee for Good Reason (as defined in the Employment Agreement), (iii) upon the Grantee’s death or on account of Disability (as defined in the Employment Agreement), or (iv) following a Change in Control (as defined in the Employment Agreement), the restrictions described in Section 3 of this Agreement shall lapse and all Restricted Stock shall automatically become vested and immediately nonforfeitable in full.

(d)	Change in Control. Upon the occurrence of a Change in Control (as defined in the Plan), all Restricted Stock shall automatically become vested and immediately nonforfeitable in full.

For purposes of this Agreement, Total Shareholders’ Equity and Common Shares Issued and Outstanding shall be as set forth in the consolidated balance sheet of the Company’s audited consolidated financial statements for the applicable year ended December 31.

5.	Tax Withholding. In the event that the Company determines that tax withholding is required with respect to the Grantee, the Grantee shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to the Grantee pursuant to the Plan, the amount of any required withholding taxes in respect of the Restricted Stock Award and to take such other action as the Committee deems necessary to satisfy all obligations for the payment of such withholding and taxes. The Committee may permit the Grantee to satisfy the withholding liability: (a) in cash, (b) by having the Company withhold from the number of Common Shares otherwise issuable or deliverable pursuant to the settlement of the Restricted Stock Award a number of shares with a Fair Market Value equal to the minimum withholding obligation, (c) by delivering Common Shares owned by the Grantee that are Mature Shares, or (d) by a combination of any such methods. For purposes hereof, Common Shares shall be valued at Fair Market Value.

6.	Rights as Shareholder; Dividends. The Grantee shall be the record owner of the Restricted Shares unless and until such Common Shares are sold or otherwise disposed of, and as record owner shall be entitled to all rights of a shareholder of the Company, including, without limitation, voting rights, if any, with respect to the Restricted Shares and the right to receive dividends, if any, while the Restricted Shares are held in custody.

7.	Compliance with Laws and Regulations. The issuance and transfer of Common Shares shall be subject to compliance by the Company and the Grantee with all applicable requirements of securities laws and with all applicable requirements of any stock exchange on which the Company’s Common Shares may be listed at the time of such issuance or transfer.

8.	No Right to Continued Employment. Nothing in this Agreement shall be deemed by implication or otherwise to impose any limitation on any right of the Company or any of its Subsidiaries to terminate the Grantee’s employment at any time.

9.	Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be delivered by registered or certified first class mail, return receipt requested, telecopier, courier service or personal delivery:

If to the Company:

Max Capital Group Ltd.

Max House

2 Front Street

Hamilton HM 11

Bermuda

If to the Grantee, at the Grantee’s last known address on file with the Company.

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

10.	Bound by Plan. By signing this Agreement, the Grantee acknowledges that he has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all of the terms and provisions of the Plan.

11.	Beneficiary. The Grantee may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Grantee, the executor or administrator of the Grantee’s estate shall be deemed to be the Grantee’s beneficiary.

12.	Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and on the Grantee and the beneficiaries, executors and administrators, heirs and successors of the Grantee.

13.	Amendment of Restricted Stock Award. Subject to Section 14 of this Agreement, the Committee at any time and from time to time may amend the terms of this Restricted Stock Award; provided, however, the Grantee’s rights under this Restricted Stock Award shall not be materially and adversely affected by any such amendment without the Grantee’s consent.

14.	Adjustments. This Restricted Stock Award is subject to adjustment pursuant to Section 12 of the Plan.

15.	Governing Law; Modification. This Agreement shall be governed by the laws of the state of New York without regard to the conflict of law principles. The Agreement may not be modified except in writing signed by both parties.

16.	Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Grantee or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be binding on the Company and the Grantee.

17.	Severability. Every provision of this Agreement is intended to be severable and any illegal or invalid term shall not affect the validity or legality of the remaining terms.

18.	Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation of construction, and shall not constitute a part of this Agreement.

19.	Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date set forth below.

MAX CAPITAL GROUP LTD.

By:
Name:
Title:
Date:

GRANTEE

By:
Name:	W. Marston Becker
Date: